Exhibit 4.3

Addendum to Shareholders Agreement	CONFIDENTIAL

DATED THIS 16th DAY OF November 2021

KTB China Synergy Fund

Daiwa Taiwan-Japan Biotech Fund

Wealth Path Investments Limited

ShangPharma Investment Group Limited

Eminent II Venture Capital Corporation

Company K promising Service Fund

2018 IMM Venture Fund

Eminent III Venture Capital Corporation

DTNI-Startup Innovation Fund (by its general partner, DT&Investment CO., Ltd)

RM Opportunity I L.P.

Yantai Dongcheng Biochemicals Co., Ltd.

2020 IMM Venture Fund

GLOBALPHARM LIMITED

Suzhou Industrial Park Investment Fund L.P.

DongCheng International (Hong Kong) Limited

Yingdong Baofeng Industrial Limited

Suzhou Industrial Park Beitong Biotechnology Co., Ltd

Management Team

APRINOIA Therapeutics Inc.

APRINOIA Therapeutics Inc. (Taiwan)

APRINOIA Therapeutics Limited (Hong Kong)

Suzhou APRINOIA Therapeutics Co., Ltd (China)

APRINOIA Therapeutics Inc. (Japan)

and

APRINOIA Therapeutics, LLC (MA)

ADDENDUM TO SHAREHOLDERS’ AGREEMENT AND
C-1 AND C-2 SHARE PURCHASE AGREEMENTS

Addendum to Shareholders Agreement	CONFIDENTIAL

ADDENDUM TO SHAREHOLDERS’ AGREEMENT AND

C-1 AND C-2 SHARE PURCHASE AGREEMENTS

This Addendum to Shareholders’ Agreement and C-1 and C-2 Share Purchase Agreements (this “Addendum”) is made on the 16th day of November 2021 (“Effective Date”), by and among the following parties:

1.	KTB China Synergy Fund, a fund organized and existing under the laws of the Republic of Korea, with its principal place of business at 10FL, USpace 2A dong, 670 Daewangpangyo-ro, Bundang-gu, Seongnam-city, Gyeonggi-do, Korea (“KTB”);

2.	Daiwa Taiwan-Japan Biotech Fund, a company duly incorporated and existing under the laws of Japan, with its principal place of business at Gran Tokyo North Tower, 1-9-1 Marunouchi, Chiyoda Ku, Tokyo 100-6756 Japan (“DAIWA”);

3.	Wealth Path Investments Limited, a company duly incorporated and existing under the laws of the British Virgin Islands, with its principal place of business at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“Wealth Path”);

4.	ShangPharma Investment Group Limited, a company duly incorporated and existing under the laws of the British Virgin Islands, with its principal place of business at c/o Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands (“ShangPharma”);

5.	Eminent II Venture Capital Corporation, a fund organized and existing under the laws of Republic of China, with its principal place of business at 13F., No. 156, Sec. 3, Minsheng E. Rd., Songshan Dist., Taipei City 105, Taiwan (R.O.C.) (“Eminent II”);

6.	Company K promising Service Fund, a fund organized and existing under the laws of the Republic of Korea, with its principal place of business at 14F, 620, Teheran-ro, Gangnam-gu, Seoul, Korea (“Company K”);

7.	2018 IMM Venture Fund, a fund organized and existing under the laws of the Republic of Korea, with its principal place of business at 5F, Gangnam Finance Center, 152 Teheran-ro, Gangnam-gu, Seoul, KOREA 06236 (“2018IMM”);

8.	Eminent III Venture Capital Corporation, a fund organized and existing under the laws of Republic of China, with its principal place of business at 7F.-1, No. 200, Sec. 1, Dunhua S. Rd., Da’an Dist., Taipei City 106, Taiwan (R.O.C.) (“Eminent III”);

9.	DTNI-Startup Innovation Fund (by its general partner, DT&Investment CO., Ltd), a fund organized and existing under the laws of the Republic of Korea, with its principal place of business at 15F, KOTECH, 305, Teheran-ro, Gangnam-gu, Seoul, Korea 06152 (“DTNI”);

10.	RM Opportunity I L.P., a fund organized and existing under the laws of British Virgin Islands, with its principal place of business at Sertus Chambers , P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands (“RM”);

11.	Yantai Dongcheng Biochemicals Co., Ltd., a company duly incorporated and existing under the laws of the PRC, with its principal place of business at No. 7, Chang Bai Shan Rd., Yantai Economic and Technological Development Zone, Shandong Province, PRC (“DCB”);

Addendum to Shareholders Agreement	CONFIDENTIAL

12.	2020 IMM Venture Fund, a fund organized and existing under the laws of the Republic of Korea, with its principal place of business at 5F, Gangnam Finance Center, 152 Teheran-ro, Gangnam-gu, Seoul, KOREA 06236 (“2020IMM”);

13.	GLOBALPHARM LIMITED, a company duly incorporated and existing under the laws of Hong Kong, with its principal place of business at RM 1003,10/F, Tower 1, Lippo Centre, 89 Queensway, Admiralty, Hong Kong (“GLOBALPHARM”);

14.	Suzhou Industrial Park Investment Fund L.P. , a company duly incorporated and existing under the laws of China, with its principal place of business at 3rd Floor, Building 19, Dongshahu Equity Investment Center, No.183, Suhong East Road, Suzhou Industrial Park (“SIP-Fund”);

15.	DongCheng International (Hong Kong) Limited, a company duly incorporated and existing under the laws of Hong Kong, with its principal place of business at Unit 1015 10/F Block A New Mandarin Plaza No. 14 Science Museum Road Tsim Sha Tsui East KL, Hong Kong (“DCB-HK”);

16.	Yingdong Baofeng Industrial Limited , a company duly incorporated and existing under the laws of Hong Kong, with its principal place of business at Room 806-7, 8th floor, tower I, Swire Plaza, 88 Queensway, Hong Kong (“Yingdong Baofeng”);

17.	Suzhou Industrial Park Beitong Biotechnology Co., Ltd , a company duly incorporated and existing under the laws of China, with its principal place of business at Room 112-146, modern logistics building, No. 88, modern Avenue, Suzhou Industrial Park (“Beitong”);

(KTB, DAIWA, Wealth Path, ShangPharma, Eminent II, Company K, 2018IMM, Eminent III, DTNI, RM, DCB, 2020IMM, GLOBALPHARM, SIP-Fund, DCB-HK, Yingdong Baofeng and Beitong each a “Institutional Shareholder” and together, the “Institutional Shareholders”);

18.	The individuals listed on Exhibit A attached to this Agreement, represented by Mr. JANG Ming-Kuei (collectively, the “Management Team”);

19.	APRINOIA Therapeutics Inc., an exempted company incorporated under the laws of the Cayman Islands with limited liability, with its registered office at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Company”);

20.	APRINOIA Therapeutics Inc. (Taiwan) , a company incorporated under the laws of Taiwan, with its principal place of business at 17F, No. 3, Park St., Nangang Dist., Taipei City 11503, Taiwan (“APRINOIA Taiwan”);

21.	APRINOIA Therapeutics Limited (Hong Kong) , a company incorporated under the laws of Hong Kong, with its principal place of business at 31/F, Chinachem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong (“APRINOIA Hong Kong”);

Addendum to Shareholders Agreement	CONFIDENTIAL

22.	Suzhou APRINOIA Therapeutics Co., Ltd (China) , a company incorporated under the laws of the PRC, with its principal place of business at R503, 5F, Building B2, 218 Xing Hu Rd., Suzhou Industrial Park, Suzhou 215213, PRC (“APRINOIA Suzhou”);

23.	APRINOIA Therapeutics Inc. (Japan) (APRINOIA Therapeutics ), a company incorporated under the laws of Japan, with its principal place of business at Shinkawa 1-2-8, Chuo-ku, Tokyo 104-0033, Japan (“APRINOIA Japan”); and

24.	APRINOIA Therapeutics Inc. (Massachusetts), a company incorporated under the laws of Massachusetts, the U.S.A., with its principal place of business at 245 MAIN ST FL 3 CAMBRIDGE, MA 02142 (“APRINOIA MA”).

The Institutional Shareholders, the Management Team and the Group Companies are hereinafter collectively referred to as “Parties” and individually as a “Party.”

WHEREAS, to raise funding for the operation needs of the Company, the Company entered into a Shareholders’ Agreement among the Parties on September 24th, 2021 (the “SHA”), a Share Purchase Agreement with, among others, KTB, Eminent III, DCB and 2020IMM on February 5th, 2021 (“C-1 SPA”), and another Share Purchase Agreement on September 24th, 2021 with, among others, GLOBALPHARM, SIP-Fund, DCB-HK, Yingdong Baofeng and Beitong (“C-2 SPA”); and

WHEREAS, APRINOIA MA, intending to hire Mr. Bradford Navia as the Executive Vice President and Chief Medical Officer to be responsible mainly for overseeing all clinical programs (both therapeutic and diagnostic) and establishing teams for clinical development, clinical operations, regulatory and medical affairs, would like to invite Mr. Navia to join the Company as a member of the Management Team and, within the limit of the New Employee Option Shares as defined in the SHA, C-1 SPA and C-2 SPA, grant him a stock option of 1,350,000 shares;

NOW, THEREFORE, each Party hereby agrees to amend and modify certain provisions of the SHA, C-1 SPA and C-2 SPA, to which such Party is a party, as follows:

1.	The following provision will be added to the end of Section 12.1 of the SHA:

“Notwithstanding the forgoing, the Company may, prior to the final C-2 Closing, reserve up to 1,350,000 Ordinary Shares among the New Employee Option Shares for allotment and issuance to a member of the Management Team.”

2.	The following provision will be added to the end of Section 4.5 of the C-1 SPA:

“Notwithstanding the forgoing, the Company may, prior to the final C-2 Closing, reserve up to 1,350,000 Ordinary Shares among the New Employee Option Shares for allotment and issuance to a member of the Management Team.”

3.	The following provision will be added to the end of Section 4.5 of the C-2 SPA:

“Notwithstanding the forgoing, the Company may, prior to the final C-2 Closing, reserve up to 1,350,000 Ordinary Shares among the New Employee Option Shares for allotment and issuance to a member of the Management Team.”

Addendum to Shareholders Agreement	CONFIDENTIAL

4.	Exhibit A of the SHA will be deleted to its entirety and be replaced by the Exhibit A attached hereto as Attachment 1.

5.	Schedule 1 of such C-1 SPA will be deleted to its entirety and be replaced by the Schedule 1 attached hereto as Attachment 2.

6.	Schedule 1 of such C-2 SPA will be deleted to its entirety and be replaced by the Schedule 1 attached hereto as Attachment 2.

7.	Schedule 4 of such C-1 SPA will be deleted to its entirety and be replaced by the Schedule 4 attached hereto as Attachment 3.

8.	Schedule 4 of such C-2 SPA will be deleted to its entirety and be replaced by the Schedule 4 attached hereto as Attachment 3.

9.	Except as otherwise stipulated herein, all the other terms of SHA, C1-SPA and C-2 SPA shall remain unchanged and in full force and effect.

10.	This Addendum shall be executed in one or more counterparts each of which when so executed, shall be deemed an original and shall constitute one and the same instrument.

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Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of
KTB China Synergy Fund

By	/s/ KIM Chang-Gyu
Name: KIM Chang-Gyu
Title: CEO of KTB Network

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of
Daiwa Taiwan-Japan Biotech Fund

By	/s/ NARITA Hiroki
Name: NARITA Hiroki
Title: CEO of DCI Partners Co., Ltd.

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of
Wealth Path Investments Limited

By	/s/ LEE Shih-Chang
Name: LEE Shih-Chang
Title: Director

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of
ShangPharma Investment Group Limited

By	/s/ HUI Michael Xin
Name: HUI Michael Xin
Title: CEO

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of
Eminent II Venture Capital Corporation

By	/s/ Pai-Chien Huang
Name: Pai-Chien Huang
Title: Chairman

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of
Company K promising Service Fund

By	/s/ Hak Beom Kim
Name: Hak Beom Kim
Title: CEO of Company K Partners Limited

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of
2018 IMM Venture Fund

By	/s/ JI SUNG BAE
Name: JI SUNG BAE
Title: CEO

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of
Eminent III Venture Capital Corporation

By	/s/ Shuh-Min Wu
Name: Shuh-Min Wu
Title: Chairman of the Board

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of
DTNI-Startup Innovation Fund (by its general partner, DT&Investment CO., Ltd)

By	/s/ Seung Suk Lee
Name: Seung Suk Lee
Title: Chief Executive Officer

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of
RM Opportunity I L.P.

By	/s/ Shiwei Wang
Name: Shiwei Wang
Title: Managing Partner

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of
Yantai Dongcheng Biochemicals Co., Ltd.

By	/s/ You Shouyi
Name: You Shouyi
Title: Chairman

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of
2020 IMM Venture Fund

By	/s/ JI SUNG BAE
Name JI SUNG BAE
Title: CEO

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of
GLOBALPHARM LIMITED

By	/s/ ZIHAO JIN
Name: ZIHAO JIN
Title: CEO

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of
Suzhou Industrial Park Investment Fund L.P.

By	/s/ Sheng Gang
Name: Sheng Gang
Title: General Manager

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

By	/s/ You Shouyi
Name: You Shouyi

Title: Chairman

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of Yingdong Baofeng Industrial Limited

For and on behalf of
Yingdong Baofeng Industrial Limited

By	/s/ TSUI Hiu Tip
Name:	TSUI Hiu Tip
Authorized Signature(s)

Title: Director

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of
Suzhou Industrial Park Beitong Biotechnology Co. Ltd

By	/s/ Liu, Cunjun
Name: Liu, Cunjun
Title: Legal Representative

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of
Management Team

By	/s/ JANG Ming-Kuei
Name: JANG Ming-Kuei

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of
APRINOIA Therapeutics Inc.

By	/s/ JANG Ming-Kuei
Name: JANG Ming-Kuei
Title: Chairman

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of
APRINOIA Therapeutics Inc. (Taiwan)

By	/s/ JANG Ming-Kuei
Name: JANG Ming-Kuei
Title: Chairman

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of
APRINOIA Therapeutics Limited (Hong Kong)

By	/s/ JANG Ming-Kuei
Name: JANG Ming-Kuei
Title: Chairman

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of
Suzhou APRINOIA Therapeutics Co., Ltd (China)

By	/s/ JANG Ming-Kuei
Name: JANG Ming-Kuei
Title: Chairman

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of
APRINOIA Therapeutics Inc. (Japan)

By	/s/ JANG Ming-Kuei
Name: JANG Ming-Kuei
Title: Chairman

Shareholders Agreement	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

For and on behalf of
APRINOIA Therapeutics, LLC (MA)

By	/s/ JANG Ming-Kuei
Name: JANG Ming-Kuei
Title: Board of Manager

Shareholders Agreement	CONFIDENTIAL

Attachment 1

Exhibit A

MEMBERS OF MANAGEMNET TEAM

[***]

Shareholders Agreement	CONFIDENTIAL

Attachment 2

Schedule 1

List of members of Management Team

[***]

Shareholders Agreement	CONFIDENTIAL

Attachment 3

Schedule 4

Status of Stock Plan

[***]